Exhibit 99.1

Solaris Energy Infrastructure Announces Third Quarter 2024 Results, New Power Solutions Contracts, and Continued Shareholder Returns for Fourth Quarter 2024

HOUSTON, Texas, November 4, 2024 — (BUSINESS WIRE) — Solaris Energy Infrastructure, Inc. (NYSE:SEI) (“Solaris” or the “Company”), today announced third quarter 2024 financial and operational results.

Third Quarter 2024 Summary Results and Recent Highlights

●	Revenue of $75 million

●	Net loss of $2 million and ($0.04) per diluted Class A share; Adjusted pro forma net income(1) of $4 million and $0.08 per fully diluted share

●	Adjusted EBITDA(1) of $22 million

●	On September 11, 2024, closed the acquisition of Mobile Energy Rentals LLC (“MER,” and such acquisition, the “MER Acquisition”), a premier provider of distributed power solutions; established new Solaris Power Solutions segment

●	Closed $325 million senior secured term loan to effectuate the MER Acquisition and to support continued growth capital investment into the Solaris Power Solutions fleet

●	Executed additional power service agreements with customers, totaling approximately 450 megawatts (“MW”) of generation capacity, or greater than 80% of expected 2025 ending capacity (including all deliveries on order); contract tenor ranges from two to four years, providing the Company significant earnings visibility

●	Returned a total of $5 million to shareholders in third quarter 2024 through dividends, resulting in $183 million cumulatively returned to shareholders since 2018

●	Approved fourth quarter 2024 dividend of $0.12 per share on October 30, 2024, to be paid on December 16, 2024, to holders of record as of December 6, 2024 which, once paid, will represent Solaris’ 25th consecutive dividend

“During the quarter, Solaris both announced and closed on a transformative acquisition, while continuing to deliver strong service quality for our customers across both business segments,” Chairman and Chief Executive Officer Bill Zartler commented.

“The commercial opportunity set for our Power Solutions segment is accelerating rapidly, further highlighting the demand for ‘behind-the-meter’ power generation applications across a variety of end markets. We are pleased to announce that since closing the acquisition we have signed several power service contracts at tenors ranging from two to four years, bringing our customer agreements to over 80% of our expected ending 2025 capacity. This is a testament to both the strong team we have in place, as well as the broad-based growth in electrification and artificial intelligence computing applications.

“Our Solaris Logistics Solutions segment continues to focus on technology advancements that drive efficiency gains and add value for our customers, which is evident in our leading market position within the Logistics Solutions segment and the continued adoption of our new technologies. We remain committed to the provision of exceptional service quality by leveraging our company culture and innovative technologies across both of our business segments. Together, the combined business provides a balanced and attractive financial profile that is also uniquely positioned to grow and drive total shareholder value.”

Third Quarter 2024 Financial Review

Net loss of $2 million and ($0.04) per diluted Class A share, for third quarter 2024, compared to second quarter 2024 net income of $10 million and $0.20 per diluted Class A share, and third quarter 2023 net income of $8 million and $0.16 per diluted Class A share. Adjusted pro forma net income(1) for third quarter 2024 was $4 million, or $0.08 per fully diluted share, compared to second quarter 2024 adjusted pro forma net income of $6 million, or $0.13 per fully diluted share, and third quarter 2023 adjusted pro forma net income of $9 million, or $0.19 per fully diluted share.

Revenue was $75 million for the third quarter 2024, which was up 2% from second quarter 2024 and up 8% from third quarter 2023. Adjusted EBITDA(1) for third quarter 2024 was $22 million, which was up 7% from second quarter 2024 and down 5% from third quarter 2023. The increase was primarily due to the impact of the MER Acquisition, which contributed 20 days of results to the third quarter following the transaction close on September 11, 2024.

In conjunction with the MER Acquisition, the Company established a new Solaris Power Solutions segment to manage and report on the newly acquired business. The legacy business will be managed and reported on as Solaris Logistics Solutions.

Solaris Logistics Solutions

●	Revenue of $70 million, down 5% sequentially from second quarter ended June 30, 2024
●	Segment Adjusted EBITDA(1)(2) of $24 million, down 6% sequentially from second quarter ended June 30, 2024
●	91 fully utilized systems, down 1% sequentially from second quarter ended June 30, 2024

The sequential decrease in revenue was driven by a decrease in last mile trucking contribution and a slight decrease in fully utilized systems. Adjusted EBITDA contribution was down in line with revenue.

Solaris Power Solutions

●	Revenue of approximately $5 million in its first 20 days
●	Segment Adjusted EBITDA(1)(2) of $3 million in its first 20 days

Financial results for Solaris Power Solutions during the 20 days ended September 30, 2024 primarily reflect contribution from the data center industry. The Company has since signed agreements for expansion and extension with its largest customer, as well as new agreements with several new customers. The new agreements have contract tenors ranging from two to four years and total approximately 450 MW out of the approximately 535 MW the Company expects to own after all equipment on order is received by the end of third quarter 2025.

Shareholder Returns

A previously announced cash dividend of $0.12 per share of Class A common stock was paid on September 6, 2024 to holders of record as of August 23, 2024, and a distribution of $0.12 per unit was paid to holders of units in Solaris Energy Infrastructure, LLC (“Solaris LLC,” and such holders “Solaris LLC Unitholders”), subject to the same payment and record date, totaling approximately $5 million.

On October 30, 2024, Solaris’ Board of Directors approved a fourth quarter 2024 cash dividend of $0.12 per share of Class A common stock, to be paid on December 16, 2024 to holders of record as of December 6, 2024, and a distribution of $0.12 per unit to Solaris LLC Unitholders, which is subject to the same payment and record dates, or approximately $7 million in aggregate.

Solaris did not repurchase shares during the third quarter of 2024. Approximately $15 million remains under the current share repurchase authorization.

Pro forma for the announced fourth quarter 2024 dividend, Solaris has returned approximately $190 million to shareholders through dividends and share repurchases.

Cash Flow, Capital Expenditures, and Liquidity

Net cash from operating activities was $11 million in the third quarter of 2024 and free cash flow(1) after asset disposals was negative $47 million in the third quarter of 2024, including a working capital use of $7 million.

Capital expenditures in the third quarter of 2024 were approximately $58 million, which primarily consisted of progress payments for power equipment on order.

In connection with the MER Acquisition, Solaris entered into a senior secured term loan agreement for $325 million and, on October 2, 2024, established a new $75 million revolving credit facility, subject to a borrowing base calculation. The Company expects to fund the remaining planned capital expenditures to grow the Solaris Power Solutions segment using proceeds from these financing transactions, along with operating cash flow.

As of September 30, 2024, Solaris had $325 million in outstanding borrowings and $117 million in total cash, of which $98 million was restricted for growth capital expenditures.

Footnotes

(1)	See “About Non-GAAP Measures” below for additional detail and reconciliations of GAAP to non-GAAP measures in the accompanying financial tables.
(2)	Segment Adjusted EBITDA excludes Corporate Adjusted EBITDA of ($5) million.

Conference Call

Solaris will host a conference call to discuss its results for third quarter 2024 on Tuesday, November 5, 2024 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). To join the conference call from within the United States, participants may dial (844) 413-3978, or for participants outside of the United States (412) 317-6594. Participants should ask the operator to join the Solaris Energy Infrastructure, Inc. call. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website at www.solaris-energy.com.

An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing (877) 344-7529 within the United States or (412) 317-0088 outside of the United States. The conference call replay access code is 4005229. The replay will also be available in the Investor Relations section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.

About Non-GAAP Measures

In addition to financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), this news release presents non-GAAP financial measures. Management believes that EBITDA, Adjusted EBITDA, Net debt, Free cash flow, Adjusted pro forma net income and Adjusted pro forma earnings per fully diluted share provide useful information to investors regarding the Company’s financial condition and results of operations because they reflect the core operating results of our businesses and help facilitate comparisons of operating performance across periods. Although management believes the aforementioned non-GAAP financial measures are good tools for internal use and the investment community in evaluating Solaris’ overall financial performance, the foregoing non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measures is included in the accompanying financial tables.

About Solaris Energy Infrastructure, Inc.

Solaris Energy Infrastructure, Inc. (NYSE:SEI) provides mobile and scalable equipment-based solutions for use in distributed power generation as well as the management of raw materials used in the completion of oil and natural gas wells. Headquartered in Houston, Texas, Solaris serves multiple U.S. end markets, including energy, data centers, and other commercial and industrial sectors. Additional information is available on our website, www.solaris-energy.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to, our business strategy, our industry, our future profitability, the volatility in global oil markets, expected capital expenditures and the impact of such expenditures on performance, management changes, current and potential future long-term contracts, our future business and financial performance and our results of operations, and the other risks discussed in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities Exchange Commission (the “SEC”) on February 27, 2024 and in Part II, Item 1A. “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 filed with the SEC on August 9, 2024. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the factors discussed or referenced in our filings made from time to time with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOLARIS ENERGY INFRASTRUCTURE, INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2024	2023	2024	2024	2023

Revenue	$69,054	$64,427	$69,640	$203,329	$212,180
Revenue - related parties	5,964	5,249	4,246	13,465	17,420
Total revenue	75,018	69,676	73,886	216,794	229,600

Operating costs and expenses:
Cost of revenues (exclusive of depreciation and amortization)	46,923	42,102	46,131	132,941	140,977
Depreciation and amortization	10,991	9,179	9,565	30,490	26,667
Gain on reversal of property tax contingency (1)	—	—	(2,483)	(2,483)	—
Selling, general and administrative	8,799	6,359	8,259	25,048	19,722
Impairment of fixed assets	—	1,423	—	—	1,423
Other operating expense, net (2)	3,038	613	560	3,721	150
Total operating costs and expenses	69,751	59,676	62,032	189,717	188,939
Operating income	5,267	10,000	11,854	27,077	40,661
Interest expense, net	(2,932)	(1,057)	(685)	(4,416)	(2,395)
Loss on debt extinguishment (3)	(4,085)	—	—	(4,085)	—
(Loss) income before income tax expense	(1,750)	8,943	11,169	18,576	38,266
Provision for income taxes	(460)	(1,305)	(1,345)	(3,662)	(6,450)
Net (loss) income	(2,210)	7,638	9,824	14,914	31,816
Less: net loss (income) related to non-controlling interests	1,242	(2,704)	(3,616)	(5,357)	(11,781)
Net (loss) income attributable to Solaris Energy Infrastructure, Inc.	(968)	4,934	6,208	9,557	20,035
Less: income attributable to participating securities (4)	(228)	(241)	(410)	(709)	(949)
Net (loss) income attributable to Class A common shareholders	$(1,196)	$4,693	$5,798	$8,848	$19,086

Earnings per share of Class A common stock - basic	$(0.04)	$0.16	$0.20	$0.31	$0.64
Earnings per share of Class A common stock - diluted	$(0.04)	$0.16	$0.20	$0.30	$0.64

Basic weighted average shares of Class A common stock outstanding	28,377	29,025	28,335	28,433	29,919
Diluted weighted average shares of Class A common stock outstanding	28,377	29,025	28,335	43,247	29,919

1)	Represents reversal of a portion of previously recognized property tax contingency following a settlement agreement with Brown County Appraisal District.
2)	Other operating expense, net includes the gains or losses on the sale or disposal of assets, credit losses or recoveries, sublease income, transaction costs and other settlements.
3)	Primarily consists of the write-off of the unamortized portion of debt financing costs associated with securing a bridge financing facility, which had not been utilized and was subsequently extinguished upon obtaining alternative financing for the MER Acquisition.
4)	The Company’s unvested restricted shares of common stock are participating securities because they entitle the holders to non-forfeitable rights to dividends until the awards vest or are forfeited.

SOLARIS ENERGY INFRASTRUCTURE, INC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	September 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$18,634	$5,833
Restricted cash	97,907	—
Accounts receivable, net of allowances of $681 and $104, respectively	50,321	44,916
Accounts receivable - related party	6,444	2,378
Other receivables	6,502	—
Prepaid expenses and other current assets	6,059	4,342
Inventories	11,165	6,672
Assets held for sale	—	3,000
Total current assets	197,032	67,141
Property, plant and equipment, net	306,395	325,121
Equipment held for lease, net	212,664	—
Non-current inventories	1,635	1,593
Non-current receivables, net of allowance of $654 and $862, respectively	1,069	1,663
Operating lease right-of-use assets	10,087	10,721
Goodwill	101,007	13,004
Intangible assets, net	73,698	702
Deferred tax assets	34,504	48,010
Other assets	1,396	342
Total assets	$939,487	$468,297
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$15,815	$12,654
Accrued liabilities	17,122	20,292
Deferred revenue	7,773	—
Payables related to Tax Receivable Agreement, current portion	3,422	—
Finance lease liabilities, current portion	2,832	2,462
Operating lease liabilities, current portion	1,549	1,385
Long-term debt, current portion	4,063	—
Other current liabilities	2,021	408
Total current liabilities	54,597	37,201
Operating lease liabilities, net of current portion	10,665	11,541
Long-term debt, net of current portion	311,245	30,000
Finance lease liabilities, net of current portion	1,450	2,401
Payables related to Tax Receivable Agreement, net of current portion	68,111	71,530
Other long-term liabilities	44	44
Total liabilities	446,112	152,717
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.01 par value, 600,000 shares authorized, 30,445 shares and 30,448 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	284	290
Class B common stock, $0.00 par value, 180,000 shares authorized, 30,137 shares and 13,672 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively; convertible into Class A common stock on a one-for-one basis	—	—
Additional paid-in capital	206,332	188,379
Retained earnings	15,074	17,314
Total stockholders' equity attributable to Solaris Energy Infrastructure, Inc.	221,690	205,983
Non-controlling interest	271,685	109,597
Total stockholders' equity	493,375	315,580
Total liabilities and stockholders' equity	$939,487	$468,297

SOLARIS ENERGY INFRASTRUCTURE, INC

condensed CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2024	2023	2024
Cash flows from operating activities:
Net income	$14,914	$31,816	$(2,210)
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,490	26,667	10,991
Impairment of fixed assets	—	1,423	—
Loss on disposal of assets	75	604	31
Stock-based compensation	7,549	5,830	2,673
Loss on debt extinguishment	4,085	—	4,085
Amortization of debt financing costs	1,048	114	961
Inventory write-off	327	—	2
Allowance for credit losses	369	160	243
Deferred income tax expense	3,194	6,019	286
Change in payables related to Tax Receivable Agreement	(39)	—	(39)
Other	(76)	(178)	24
Changes in operating assets and liabilities:
Accounts receivable	2,293	16,088	6,773
Accounts receivable - related party	(4,066)	(2,140)	(2,022)
Prepaid expenses and other assets	(1,874)	(1,400)	565
Inventories	(2,410)	(5,020)	(306)
Accounts payable	(1,681)	(6,469)	(4,984)
Accrued liabilities	(1,339)	(7,744)	(2,448)
Deferred revenue	(4,109)		(4,109)
Property tax contingency	(2,483)	—	—
Payments pursuant to Tax Receivable Agreement	—	(1,092)	—
Net cash provided by operating activities	46,267	64,678	10,516
Cash flows from investing activities:
MER Acquisition, net of cash acquired	(122,065)	—	(122,065)
Receivable due from Sellers	(6,502)	—	(6,502)
Investment in property, plant and equipment and equipment held for lease	(61,768)	(57,117)	(57,747)
Cash received from insurance claims	326	122	—
Proceeds from disposal of property, plant and equipment and equipment held for lease	60	2,165	5
Short-term loan to MER	(29,750)	—	(29,750)
Repayment of short-term loan from MER	29,750	—	29,750
Net cash used in investing activities	(189,949)	(54,830)	(186,309)
Cash flows from financing activities:
Share repurchases and retirements	(8,092)	(25,757)	—
Distributions to non-controlling interest unitholders	(4,923)	(4,993)	(1,641)
Dividends paid to Class A common stock shareholders	(10,939)	(10,402)	(3,650)
Payments under finance leases	(2,153)	(1,908)	(939)
Proceeds from issuance of insurance notes payable	3,553	1,520	—
Payments under insurance premium financing	(1,942)	(1,237)	(951)
Cancelled shares withheld for taxes from vesting of restricted stock	(1,588)	(1,364)	(18)
Borrowings from debt financing	362,000	35,000	358,000
Repayments of debt financing	(67,000)	(6,000)	(49,000)
Payments of fees related to debt extinguishment	(3,976)	—	(3,976)
Payments for debt financing costs	(10,550)	(91)	(10,550)
Net cash used in financing activities	254,390	(15,232)	287,275

Net increase (decrease) in cash, cash equivalents and restricted cash	110,708	(5,384)	111,482
Cash and cash equivalents at beginning of period	5,833	8,835	5,059
Cash, cash equivalents and restricted cash at end of period	$116,541	$3,451	$116,541

Non-cash investing and financing activities:
Capitalized depreciation in property, plant and equipment	$345	$202	$113
Capitalized stock based compensation	465	410	165
Property, plant and equipment and equipment held for lease additions incurred but not paid at period-end	2,073	588	2,073
Reclassification of assets held for sale to property, plant and equipment	3,000	—	—
Additions to property, plant and equipment through finance leases	1,352	2,012	1,282
Non-cash financing, issuance of common stock for MER Acquisition	186,378	—	186,378
Supplemental cash flow disclosure:
Interest paid	$2,010	$2,079	$596
Interest received	766	98	766
Income taxes paid	520	478	—

SOLARIS ENERGY INFRASTRUCTURE, INC

SEGMENT REPORTING

(In thousands)

(Unaudited)

Prior to the MER Acquisition, we operated in a single segment which reflected how our business was managed and the nature of our services. Following the acquisition, we re-evaluated our reportable segments and now report two distinct business segments. These segments offer different services and align with how our chief operating decision maker assesses operating performance and allocates resources.

Our reporting segments are:

●	Solaris Logistics Solutions – designs and manufactures specialized equipment that enables the efficient management of raw materials used in the completion of oil and natural gas wells. Solaris’ equipment-based logistics services including field technician support, software solutions, and may also include last mile and mobilization services.
●	Solaris Power Solutions – provides configurable sets of natural gas-powered mobile turbines and ancillary equipment. This segment primarily leases equipment to data center and energy customers and is focused on continuing to grow its services with these customers as well as across multiple commercial and industrial end-markets.

We evaluate the performance of our business segments based on Adjusted EBITDA. We define Adjusted EBITDA as our net income before depreciation and amortization expense, interest expense, net, income tax expense, stock-based compensation, loss on debt extinguishment, and certain non-cash items and any extraordinary, unusual or non-recurring gains, losses or expenses.

Summarized financial information by business segment is shown below. The financial information by business segment for prior periods has been restated to reflect the changes in reportable segments.

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2024	2023	2024	2024	2023
Revenue
Solaris Logistics Solutions	$70,279	$69,676	$73,886	$212,055	$229,600
Solaris Power Solutions	4,739	—	—	4,739	—
Total revenues	$75,018	$69,676	$73,886	$216,794	$229,600

Adjusted EBITDA
Solaris Logistics Solutions	$24,437	$27,545	25,938	$78,478	$88,650
Solaris Power Solutions	3,122	—	—	3,122	—
Corporate	(5,328)	(4,117)	(5,141)	(15,885)	(13,279)
Total Adjusted EBITDA*	$22,231	$23,428	$20,797	$65,715	$75,371

*	See “About Non-GAAP Measures” below for additional detail and reconciliations of GAAP to non-GAAP measures in the accompanying financial tables.

SOLARIS ENERGY INFRASTRUCTURE, INC

RECONCILIATION AND CALCULATION OF NON-GAAP FINANCIAL AND OPERATIONAL MEASURES

(In thousands, except per share data)

(Unaudited)

EBITDA AND ADJUSTED EBITDA

We view EBITDA and Adjusted EBITDA as important indicators of performance. We use them to assess our results of operations because it allows us, our investors and our lenders to compare our operating performance on a consistent basis across periods by removing the effects of varying levels of interest expense due to our capital structure, depreciation and amortization due to our asset base and other items that impact the comparability of financial results from period to period. We present EBITDA and Adjusted EBITDA because we believe they provide useful information regarding trends and other factors affecting our business in addition to measures calculated under generally accepted accounting principles in the United States (“GAAP”).

We define EBITDA as net income, plus (i) depreciation and amortization expense, (ii) interest expense and (iii) income tax expense. We define Adjusted EBITDA as EBITDA plus (i) stock-based compensation expense and (ii) certain non-cash items and extraordinary, unusual or non-recurring gains, losses or expenses.

EBITDA and Adjusted EBITDA should not be considered in isolation or as substitutes for an analysis of our results of operation and financial condition as reported in accordance with GAAP. Net income is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should not be considered alternatives to net income presented in accordance with GAAP. Because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The following table presents a reconciliation of the GAAP financial measure of net income to the non-GAAP financial measure of Adjusted EBITDA.

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2024	2023	2024	2024	2023

Net income	$(2,210)	$7,638	$9,824	$14,914	$31,816
Depreciation and amortization	10,991	9,179	9,565	30,490	26,667
Interest expense, net	2,932	1,057	685	4,416	2,395
Provision for income taxes (1)	460	1,305	1,345	3,662	6,450
EBITDA	$12,173	$19,179	$21,419	$53,482	$67,328
Property tax contingency (2)	—	—	(2,483)	(2,483)	—
Accrued property tax (3)	—	—	(1,794)	(1,794)	—
Stock-based compensation expense (4)	2,673	1,917	2,659	7,549	5,821
Loss on extinguishment of debt (5)	4,085	—	—	4,085	—
Impairment of fixed assets (6)	—	1,423	—	—	1,423
Acquisition-related costs (7)	3,065	—	877	3,942	—
Other (8)	235	909	119	934	799
Adjusted EBITDA	$22,231	$23,428	$20,797	$65,715	$75,371

1)	United States federal and state income taxes.
2)	Represents reversal of a portion of previously recognized property tax contingency following a settlement agreement with Brown County Appraisal District.
3)	Represents reversal of previously recognized accrued property tax expenses following a settlement agreement with Brown County Appraisal District, included in cost of services in the condensed consolidated statements of operations.
4)	Represents stock-based compensation expense related to restricted stock awards and performance-based restricted stock units.
5)	Primarily consists of the write-off of the unamortized portion of debt financing costs associated with securing a bridge financing facility, which had not been utilized and was subsequently extinguished upon obtaining alternative financing for the MER Acquisition.
6)	Impairment recorded on certain fixed assets classified as assets held for sale during the three months ended September 30, 2023.
7)	Represents costs incurred to affect the MER Acquisition.
8)	Other includes the net effect of credit losses, loss/gain on disposal of assets, transaction costs incurred for activities related to acquisition opportunities, inventory write-offs and other settlements.

FREE CASH FLOW

Free cash flow is an important supplemental measure to assess our liquidity but should not be considered as an alternative to net cash flow from operating activities presented in accordance with GAAP.

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2024	2023	2024	2024	2023

Net cash flows provided by operating activities	$10,516	$20,881	$18,876	$46,267	$64,678
Cash used for capital expenditures, net of proceeds from disposal of assets	(57,742)	(14,987)	(618)	(61,708)	(54,952)
Free cash flow	$(47,226)	$5,894	$18,258	$(15,441)	$9,726

ADJUSTED PRO FORMA NET INCOME AND ADJUSTED PRO FORMA EARNINGS PER FULLY DILUTED SHARE

Adjusted pro forma net income represents net income attributable to Solaris assuming the full exchange of all outstanding membership interests in Solaris LLC not held by Solaris Energy Infrastructure, Inc. for shares of Class A common stock, adjusted for certain non-recurring items that the Company doesn't believe directly reflect its core operations and may not be indicative of ongoing business operations. Adjusted pro forma earnings per fully diluted share is calculated by dividing adjusted pro forma net income by the weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding units of Solaris LLC (“Solaris LLC Units”), after giving effect to the dilutive effect of outstanding equity-based awards.

When used in conjunction with GAAP financial measures, adjusted pro forma net income and adjusted pro forma earnings per fully diluted share are supplemental measures of operating performance that the Company believes are useful measures to evaluate performance period over period and relative to its competitors. By assuming the full exchange of all outstanding Solaris LLC Units, the Company believes these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in net income attributable to Solaris as a result of increases in its ownership of Solaris LLC, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance.

Adjusted pro forma net income and adjusted pro forma earnings per fully diluted share are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma net income and adjusted pro forma earnings per fully diluted share should not be considered alternatives to net income and earnings per share, as determined under GAAP. While these measures are useful in evaluating the Company's performance, it does not account for the earnings attributable to the non-controlling interest holders and therefore does not provide a complete understanding of the net income attributable to Solaris. Adjusted pro forma net income and adjusted pro forma earnings per fully diluted share should be evaluated in conjunction with GAAP financial results. A reconciliation of adjusted pro forma net income to net income attributable to Solaris, the most directly comparable GAAP measure, and the computation of adjusted pro forma earnings per fully diluted share are set forth below.

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2024	2023	2024	2024	2023
Numerator:
Net income attributable to Solaris	$(968)	$4,934	$6,208	$9,557	$20,035
Adjustments:
Reallocation of net income attributable to non-controlling interests from the assumed exchange of LLC Interests (1)	(1,242)	2,704	3,616	5,357	11,781
Loss on extinguishment of debt (2)	4,085	—	—	4,085	—
Property tax contingency (3)	—	—	(2,483)	(2,483)	—
Accrued property tax (4)	—	—	(1,794)	(1,794)	—
Impairment on fixed assets (5)	—	1,423	—	—	1,423
Acquisition-related costs (6)	3,065	—	877	3,942	—
Other (7)	235	909	119	934	799
Incremental income tax expense	(1,102)	(1,453)	(578)	(2,217)	(2,688)
Adjusted pro forma net income	$4,073	$8,517	$5,965	$17,381	$31,350
Denominator:
Weighted average shares of Class A common stock outstanding	28,377	29,025	28,335	28,433	29,919
Adjustments:
Dilutive and potentially dilutive shares (8)	19,903	15,448	15,990	17,418	15,273
Adjusted pro forma fully weighted average shares of Class A common stock outstanding - diluted	48,280	44,473	44,325	45,851	45,192
Adjusted pro forma earnings per share - diluted	$0.08	$0.19	$0.13	$0.38	$0.69

(1)	Assumes the exchange of all outstanding Solaris LLC Units for shares of Class A common stock at the beginning of the relevant reporting period, resulting in the elimination of the non-controlling interest and recognition of the net income attributable to non-controlling interests.
(2)	Primarily consists of the write-off of the unamortized portion of debt financing costs associated with securing a bridge financing facility, which had not been utilized and was subsequently extinguished upon obtaining alternative financing for the MER Acquisition.
(3)	Represents reversal of a portion of previously recognized property tax contingency following a settlement agreement with Brown County Appraisal District.
(4)	Represents reversal of previously recognized accrued property tax expenses following a settlement agreement with Brown County Appraisal District, included in cost of services in the condensed consolidated statements of operations.
(5)	Impairment recorded on certain fixed assets classified as assets held for sale during the three months ended September 30, 2023.
(6)	Represents costs incurred to affect the MER Acquisition.
(7)	Other includes the net effect of credit losses, loss/gain on disposal of assets, transaction costs incurred for activities related to acquisition opportunities, inventory write-offs and other settlements.
(8)	Represents the weighted-average potentially dilutive effect of Class B common stock, unvested restricted stock awards, unvested performance-based restricted stock units and stock options.

Contacts:

Yvonne Fletcher

Senior Vice President, Finance and Investor Relations

(281) 501-3070

IR@solaris-energy.com